EXHIBIT 31.3
CHIEF EXECUTIVE OFFICER CERTIFICATION
CERTIFICATION
I, Dawne S. Hickton, certify that:
1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of RTI International Metals, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Dawne S. Hickton
Dawne S. Hickton Vice Chair, President and Chief Executive Officer
Date: April 29, 2015